UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 7, 2010
Date of Report (Date of earliest event reported)

Bonfire Productions, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-145743	75-3260546
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd.
Sugar Land, Texas  77478
(Address of principal executive offices) (Zip Code)

(713) 589-5393
(Registrant’s telephone number, including area code)

N/A
 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors.

On July 7, 2010, the Company has added Melvin Tekell and Larry Wilson to its Board of directors, joining Jennifer Pharris.

Melvin Tekell, 82, became a director in July 2010.  Over the last five years, Mr. Tekell has been semi-retired focusing on his ranches and farms. From 1965 to 1980, Mr. Tekell was a part owner and board director for Heart State Bank located in Heart, Texas when the bank was sold. During that time he was also running a grain business in multiple states, which he sold as he began to move into retirement.  Prior to his semi-retirement, Mr. Tekell managed agro-chemical facilities, grain storage facilities, farms and ranching operations throughout his career.  Mr. Tekell brings a wealth of general business knowledge to our board as well as extensive knowledge of the banking industry.

Larry Wilson, 65, became a director in July 2010.  Mr. Wilson has been an owner and operator of a general dentistry practice since 1986.  Mr. Wilson has a bachelor of science degree from the University of Houston and a doctor of dental surgery degree from the University of Texas.  Mr. Wilson brings a wealth of general business experience to our board of directors.

Mr. Tekell has previously invested $100,000 in cMoney and received 79,929 shares of the Company’s common stock in return.  In addition, his two adult daughters each previously invested $50,000 in cMoney and received 34,965 shares of the Company’s common stock in return.  These daughters do not live with him and Mr. Tekell disclaims any beneficial ownership of his daughter’s shares.

Mr. Wilson has invested $300,000 in cMoney and has loaned an additional $850,700 to cMoney represented by three promissory notes as follows:

•	$90,000 which carries an interest rate of 10% per annum and matures on the earlier of March 31, 2011 or the date we close an equity investment of $5,000,000;
•	$540,700 which carries an interest rate of 10% per annum and matures on May 13, 2011;
•	$220,000 which carries an interest rate of 10% per annum and matures in June 2011 unless he earlier converts part or all of it into shares of our common stock at a conversion price of $0.11 per share.

Mr. Wilson has received 1,255,722 shares of our common stock for such investments and loans.

In addition, our CEO Jennifer Pharris owes Mr. Wilson $190,000 which carries an interest rate of 10% per annum and matures on the earlier of March 31, 2011 or the date cMoney closes an equity investment of $5,000,000.  This money was loaned to Ms. Pharris in connection with her acquisition of a controlling interest in the Company.

Mr. Tekell is the father-in-law of Mr. Wilson.

Item 1.01. Entry into Definitive Material Agreement.

Reserve Equity Financing Agreement and Registration Rights Agreement with AGS Capital Group, LLC.

On July 7, 2010, the Corporation has entered into a Reserve Equity Financing Agreement (the “AGS Equity Line of Credit”) and Registration Rights Agreement with AGS Capital Group, LLC. (“AGS”).  Pursuant to the AGS Equity Line of Credit, we have the right to “put” to AGS (the “AGS Put Right”) up to $100 million in shares of our common stock (i.e., we can compel AGS to purchase our common stock at a pre-determined formula) for a purchase price equal to from 50% to 95% of the lowest closing bid price of our common stock during the five consecutive trading days immediately following the date of our notice to AGS of our election to put shares pursuant to the AGS Equity Line of Credit. That percent discount is: 50% if the price of our common stock is less than $0.11 per share, 25% if the price of our common stock is between $0.11 and $0.19, 85% if the price of our common stock is between $0.20 and $0.74 per share, 10% if the price of our common stock is between $0.75 and $0.99 per share, and 5% the price of our common stock is above $1.00 per share.  The maximum dollar value that we will be permitted to put at any one time will be, at our option, either: (a) $100,000 or (b) 250% of the product of the average daily volume in the U.S. market of our common stock for the ten (10) trading days prior to the notice of our put, multiplied by the average of the ten (10) daily closing bid prices immediately preceding the date of the put notice.  However, we must withdraw our put if the lowest closing bid price of our common stock during the five consecutive trading days immediately following the date of our notice to AGS of our election to put shares pursuant to the AGS Equity Line of Credit is less than 98% of the average closing price of our common stock for the ten trading days prior to the date of such notice.  We can not put shares to AGS if such put would cause AGS to own in excess of 4.99% of our outstanding shares of common stock.

AGS will only purchase shares when we meet the following conditions:

•	a registration statement has been declared effective and remains effective for the resale of the common stock subject to the AGS Equity Line of Credit;
•	our common stock has not been suspended from trading;
•	we have complied with our obligations under the AGS Equity Line of Credit and the attendant Registration Rights Agreement;
•
no injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock; and

•	There shall not exist any fundamental changes to the information set forth in the registration statement which would require us to file a post-effective amendment to the registration statement.

The AGS Equity Line of Credit will terminate when any of the following events occur:

•	AGS has purchased an aggregate of $100 million of our common stock;
•	the first day of the month next following twenty-four (24) months after the SEC declares this Registration Statement effective; or
•	upon fifteen trading days prior written notice from us to AGS.

In addition, the AGS Equity Line of Credit will terminate if:

•	there shall be a stop order or suspension of the effectiveness of the Registration Statement for an aggregate of fifty (50) trading days during the commitment period; or
•	we shall at any time fail materially to comply with the our covenants in the agreement and such failure is not cured within thirty days after receipt of written notice from AGS.

As we draw down on the AGS Equity Line of Credit, shares of our common stock will be sold into the market by AGS.  The sale of these additional shares could cause our stock price to decline. In turn, if the stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in the stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the AGS Equity Line of Credit. If our stock price declines, we will be required to issue a greater number of shares under the AGS Equity Line of Credit. We have no obligation to utilize the full amount available under the AGS Equity Line of Credit.

In addition to our right to put shares of common stock to AGS, we may request that they lend funds to us pursuant to promissory notes with a maturity of two years and an interest rate not exceeding 12%.  However, AGS is not obligated to issue us any such promissory notes.

In consideration of the Equity Line of Credit contained in the AGS Equity Line of Credit we have issued to AGS a commitment fee equal to 2,333,333 shares of our common stock (seven million after completion of the pending three-for-one stock split) and are contractually obligation to issue to AGS an additional 333,333 shares (one million shares post-split), which, based on the July 6, 2010 closing price per share of our common stock of $0.05, would have an aggregate value of $133,333.  In addition we will issue to AGS a number of our shares of common stock with a value of 1% of the amount of each advance from AGS.  These fees are in addition to the 5-50% discount at which we will sell shares to AGS under the AGS Equity Line of Credit.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

10.1	Reserve Equity Financing Agreement dated as of July 7, 2010 between the Company and AGS Capital Group, LLC.

10.2	Registration Rights Agreement dated as of July 7, 2010 between the Company and AGS Capital Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 7, 2010	Bonfire Productions, Inc.

By:	/s/ Jennifer Pharris

Jennifer Pharris

President and Chief Executive Officer

EXHIBIT INDEX

10.1	Reserve Equity Financing Agreement dated as of July 7, 2010 between the Company and AGS Capital Group, LLC.

10.2	Registration Rights Agreement dated as of July 7, 2010 between the Company and AGS Capital Group, LLC.